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                                                                   Exhibit 10.43


                               OPERATING AGREEMENT
                                       FOR
                        SUTRO INVESTMENT PARTNERS V, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY










         THE SECURITY WHICH IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 506 PROMULGATED UNDER THE ACT, AND THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE STATE SECURITIES LAWS OF ANY RELEVANT JURISDICTION IN WHICH THIS SECURITY HAS BEEN OFFERED AND SOLD PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY WITHOUT PROVIDING THE MANAGERS WITH AN OPINION OF COUNSEL TO THE EFFECT THAT A PROPOSED TRANSFER OR SALE THIS SECURITY (i) DOES NOT AFFECT THE ORIGINAL ISSUANCE AND SALE OF SECURITIES IN THE COMPANY PURSUANT TO THE EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 506 UNDER THE ACT AND PURSUANT TO ANY APPLICABLE STATE EXEMPTION FROM REGISTRATION AND QUALIFICATION RELIED UPON BY THE MANAGER AND (ii) IS IN COMPLIANCE WITH ALL APPLICABLE STATE OR FEDERAL SECURITIES LAWS.

         THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITY WHICH IS THE SUBJECT OF THIS AGREEMENT OR ANY INTEREST THEREIN IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN ARTICLE VII OF THIS AGREEMENT.


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                                TABLE OF CONTENTS


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                                                                                                         PAGE

ARTICLE I - DEFINITIONS...................................................................................  1
         1.1      "Act"...................................................................................  1
         1.2      "Affiliate".............................................................................  1
         1.3      "Agreement".............................................................................  1
         1.4      "Articles"..............................................................................  1
         1.5      "Assignee"..............................................................................  1
         1.6      "Bankruptcy"............................................................................  1
         1.7      "Capital Account".......................................................................  2
         1.8      "Capital Contribution"..................................................................  3
         1.9      "Code"..................................................................................  3
         1.10     "Company"...............................................................................  3
         1.11     "Company Minimum Gain"..................................................................  3
         1.12     "Depreciation"..........................................................................  3
         1.13     "Determination Date"....................................................................  3
         1.14     "Dissolution Event".....................................................................  3
         1.15     "Economic Interest".....................................................................  3
         1.16     "Fiscal Period".........................................................................  4
         1.17     "Fiscal Year"...........................................................................  4
         1.18     "Gross Asset Value".....................................................................  4
         1.19     "Interest"..............................................................................  5
         1.20     "Majority Interest".....................................................................  5
         1.21     "Manager"...............................................................................  5
         1.22     Reserved................................................................................  5
         1.23     "Member"................................................................................  5
         1.24     "Membership Interest"...................................................................  6
         1.25     "Nonmanager Member".....................................................................  6
         1.26     "Percentage Interest"...................................................................  6
         1.27     "Person"................................................................................  6
         1.28     "Profits" and "Losses"..................................................................  6
         1.29     "Regulations"...........................................................................  7
         1.30     "Remaining Members".....................................................................  7
         1.31     "Sutro".................................................................................  7
         1.32     "Tax Matters Partner"...................................................................  7
         1.33     "Targeted Investment"...................................................................  7

ARTICLE II - ORGANIZATIONAL MATTERS.......................................................................  7
         2.1      Formation...............................................................................  7
         2.2      Name....................................................................................  7
         2.3      Term....................................................................................  7
         2.4      Office and Agent........................................................................  7
                  A.       Principal Office...............................................................  7
                  B.       Registered Office..............................................................  8
                  C.       Other Jurisdictions............................................................  8


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
         2.5      Purpose and Business of the Company.....................................................  8

ARTICLE III - CAPITAL CONTRIBUTIONS.......................................................................  8
         3.1      Capital Contributions of the Manager....................................................  8
         3.2      Capital Contributions of Nonmanager Members.............................................  8
         3.3      Timing; Other Contributions.............................................................  8
         3.4      Failure to Make Contributions...........................................................  8
         3.5      No Interest............................................................................. 10

ARTICLE IV - MEMBERS...................................................................................... 10
         4.1      Limitations on Liability of Members..................................................... 10
         4.2      Liability of Members to the Company..................................................... 10
                  A.       Liability of Members to the Company............................................ 10
                  B.       Member as Trustee for the Company.............................................. 10
                  C.       Waiver of Liability of Member.................................................. 10
         4.3      Admission of Additional Members......................................................... 11
         4.4      Withdrawals............................................................................. 11
         4.5      Transactions With The Company........................................................... 11
         4.6      Remuneration To Members................................................................. 11
         4.7      Members Are Not Agents.................................................................. 11
         4.8      Voting Rights........................................................................... 11
         4.9      Meetings of Members..................................................................... 11
                  A.       Date, Time and Place of Meetings of Members; Secretary......................... 11
                  B.       Power to Call Meetings......................................................... 11
                  C.       Notice of Meeting.............................................................. 11
                  D.       Manner of Giving Notice; Affidavit of Notice................................... 12
                  E.       Validity of Action............................................................. 12
                  F.       Quorum......................................................................... 12
                  G.       Adjourned Meeting; Notice...................................................... 12
                  H.       Waiver of Notice or Consent.................................................... 13
                  I.       Action by Written Consent without a Meeting.................................... 13
                  J.       Telephonic Participation by Member at Meetings................................. 13
                  K.       Record Date.................................................................... 14
                  L.       Proxies........................................................................ 14
         4.10     Certificate of Membership Interest...................................................... 14

ARTICLE V - MANAGEMENT AND CONTROL OF THE COMPANY......................................................... 15
         5.1      Management of the Company by Manager.................................................... 15
         5.2      Resignation and Removal of Manager...................................................... 15
         5.3      Powers of Managers...................................................................... 15
                  A.       Powers of Managers............................................................. 15
                  B.       Limitations on Power of Managers............................................... 15
         5.4      Performance of Duties; Liability of Manager............................................. 16


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
         5.5      Payments to Managers.................................................................... 17
         5.6      Limited Liability....................................................................... 17
         5.7      Membership Interests of Manager......................................................... 17

ARTICLE VI - ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS............................................. 17
         6.1      Capital Accounts........................................................................ 17
         6.2      Allocations............................................................................. 18
                  A.       Profits and Losses............................................................. 18
                  B.       Recapture...................................................................... 18
         6.3      Special Capital Account Allocations..................................................... 18
                  A.       Section 704 Allocations........................................................ 18
                  B.       Tax Allocations................................................................ 18
                  C.       Other Allocation Rules......................................................... 19
                  D.       Provisional Allocation......................................................... 19
         6.4      Withdrawals from Capital Accounts....................................................... 20
         6.5      Distributions........................................................................... 20
         6.6      Form of Distribution.................................................................... 20
         6.7      Restriction on Distribution............................................................. 20
                  A.       Limitation..................................................................... 20
                  B.       Liability for Return........................................................... 20
                  C.       Limitation on Liability........................................................ 21
         6.8      Returned Distributions.................................................................. 21
         6.9      Obligations of Members to Report Allocations............................................ 21

ARTICLE VII - TRANSFER AND ASSIGNMENT OF INTERESTS........................................................ 21
         7.1      Transfer and Assignment of Interests.................................................... 21
         7.2      Further Restrictions on Transfer of Interests........................................... 21
         7.3      Substitution of Members................................................................. 22
         7.4      Permitted Transfers..................................................................... 22
         7.5      Effective Date of Permitted Transfers................................................... 22
         7.6      Rights of Legal Representatives......................................................... 22
         7.7      No Effect to Transfers in Violation of Agreement........................................ 22

ARTICLE VIII - CONSEQUENCES OF DISSOLUTION EVENTS......................................................... 23

ARTICLE IX - ACCOUNTING, RECORDS, REPORTING BY MEMBERS.................................................... 23
         9.1      Books and Records....................................................................... 23
         9.2      Delivery to Members and Inspection...................................................... 24
                  A.       Delivery of Information........................................................ 24
                  B.       Inspection and Copying......................................................... 24
                  C.       Right to Request............................................................... 24
                  D.       Copies of Amendments........................................................... 24
         9.3      Annual Statements....................................................................... 24


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
                  A.       Delivery of Statements......................................................... 24
                  B.       Tax Information................................................................ 24
         9.4      Company Accounts........................................................................ 25
         9.5      Accounting Decisions and Reliance on Others............................................. 25
         9.6      Tax Matters for the Company Handled by Manager and Tax Matters Partner.................. 25

ARTICLE X - DISSOLUTION AND WINDING UP.................................................................... 25
         10.1     Dissolution............................................................................. 25
         10.2     Certificate of Dissolution.............................................................. 25
         10.3     Winding Up.............................................................................. 26
         10.4     Distributions in Kind................................................................... 26
         10.5     Order of Payment Upon Dissolution....................................................... 26
         10.6     Limitations on Payments Made in Dissolution............................................. 26
         10.7     Certificate of Cancellation............................................................. 26

ARTICLE XI - INDEMNIFICATION.............................................................................. 26
         11.1     Indemnification......................................................................... 26
         11.2     Successors and Assigns; Limitations..................................................... 27

ARTICLE XII - COMPETING ACTIVITIES........................................................................ 27

ARTICLE XIII - MISCELLANEOUS.............................................................................. 28
         13.1     Counsel to the Company.................................................................. 28
         13.2     Complete Agreement...................................................................... 28
         13.3     Binding Effect.......................................................................... 29
         13.4     Parties in Interest..................................................................... 29
         13.5     Pronouns; Statutory References.......................................................... 29
         13.6     Headings................................................................................ 29
         13.7     Interpretation.......................................................................... 29
         13.8     References to this Agreement............................................................ 29
         13.9     Jurisdiction; Arbitration............................................................... 29
         13.10    Exhibits................................................................................ 30
         13.11    Severability............................................................................ 30
         13.12    Additional Documents and Acts........................................................... 30
         13.13    Notices................................................................................. 30
         13.14    Amendments.............................................................................. 30
         13.15    Reliance on Authority of Person Signing Agreement....................................... 31
         13.16    No Interest in Company Property; Waiver of Action for Partition......................... 31
         13.17    Multiple Counterparts................................................................... 31
         13.18    Attorney Fees........................................................................... 31
         13.19    Remedies Cumulative..................................................................... 31
         13.20    Power of Attorney....................................................................... 31


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                          PAGE







                                       6
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                               OPERATING AGREEMENT
                                       FOR
                        SUTRO INVESTMENT PARTNERS V, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


         This Operating Agreement is made as of March 19, 1998, by and among THE SUTRO GROUP, a Nevada corporation, and those persons who, themselves or by attorney-in-fact, have executed this Agreement and been admitted as Members in accordance with the provisions hereof. The parties by this Agreement set forth the operating agreement for the limited liability company being organized by them under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

         I.1 "ACT" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

         I.2 "AFFILIATE" of a Member or Manager shall mean any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member or Manager, as applicable. The term "control," as used in the immediately preceding sentence, shall mean with respect to a corporation or limited liability company the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         I.3 "AGREEMENT" shall mean this Operating Agreement, as originally executed and as amended from time to time.

         I.4 "ARTICLES" shall mean the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

         I.5 "ASSIGNEE" shall mean the owner of an Economic Interest who has not been admitted as a substitute Member in accordance with Article VII.


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         I.6       "BANKRUPTCY" shall mean: (a) the filing of an application by a Manager for, or his or her consent to, the appointment of a trustee, receiver, or custodian of his or her other assets; (b) the entry of an order for relief with respect to a Manager in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Manager of a general assignment for the benefit of creditors; (d) the entry of an order, judgement, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Manager unless the proceedings and the person appointed are dismissed within ninety (90) days; or
(e) the failure by a Manager generally to pay his or her debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by the Bankruptcy Court, or the admission in writing of his or her inability to pay his or her debts as they become due.

         I.7 "CAPITAL ACCOUNT" shall mean with respect to any Member the individual Capital Account that shall be established and maintained for each Member and for each Capital Contribution of each Member in accordance with the following provisions:

                  (a) To each Capital Account of a Member there shall be credited such Member's related Capital Contribution, such Member's share of Profit with respect thereto, any items in the nature of income or gain that are specifically allocated thereto pursuant to this Agreement and the amount of any Company liabilities that are personally assumed by such Member or that are secured by any Company property distributed to such Member with respect thereto;

                  (b) To each Capital Account of a Member, there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement with respect thereto, such Member's share of Loss with respect thereto, any items in the nature of expenses or loss that are specifically allocated thereto pursuant to this Agreement and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company with respect thereto;

                  (c) In determining the amount of any liability, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations;

                  (d) If any interest in the Company is transferred in accordance with this Agreement, the transferee shall succeed to the Capital Accounts of the transferor to the extent that they relate to the transferred interest.

                  (e) If the Gross Asset Values of Company assets are adjusted pursuant to this Agreement, the respective Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company were to have recognized gain or loss equal to the amount of such aggregate net adjustment.


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                  (f)      The foregoing provisions and other provisions of this
Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with Regulations Section 1.704-1(b), the Manager may make such modification if it is not likely to have a material adverse effect on amounts distributable to any Member pursuant hereto on the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts with respect to any property contributed to the Company or distributed to a Member and any liabilities secured by such contributed or distributed property or assumed by the Company or Member in connection with such contribution or distribution if the Manager determines that such adjustments are necessary or appropriate under Regulations Section 1.704-1(b)(2)(iv). The Manager shall also make any appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations
Section 1.704-1(b), and the Manager shall make all elections provided for under such Regulations.

         I.8 "CAPITAL CONTRIBUTION" of a Member shall mean the total amount of cash and the initial Gross Asset Value of property contributed to the capital of the Company by such Member.

         I.9 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Regulations.

         I.10 "COMPANY" shall mean Sutro Investment Partners V, LLC, a Delaware limited liability company.

         I.11 "COMPANY MINIMUM GAIN" shall have the meaning ascribed to the term "Partnership Minimum Gain" in the Regulations Section 1.704-2(d).

         I.12 "DEPRECIATION" shall mean, for each Fiscal Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Year or other Period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such Year or other Period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization or other cost recovery deduction for such Year or other Period bears to such beginning adjusted tax basis.

         I.13 "DETERMINATION DATE" shall mean the date as of which the value or amount of Company assets and/or liabilities is to be determined.


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         I.14     "DISSOLUTION EVENT" shall mean with respect to any Manager, one or more of the following: the death, insanity, withdrawal, resignation, retirement, removal, expulsion, Bankruptcy or dissolution of any such Manager.

         I.15 "ECONOMIC INTEREST" shall mean the right to receive distributions of the Company's assets and allocations of Profit and Loss and similar items from the Company pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company, or except as provided in the Act, any right to information concerning the business and affairs of the Company.

         I.16 "FISCAL PERIOD" shall mean each period commencing (i) on the first day of each calendar year, (ii) on the date of any Capital Contribution, and (iii) on each date next following the date of any withdrawal from a Capital Account, and the prior Fiscal Period, if any, shall terminate on the day immediately preceding the day on which a new Fiscal Period commences.

         I.17 "FISCAL YEAR" shall mean the period from January 1 through the succeeding December 31 or, if earlier, the date of dissolution and termination of the Company.

         I.18 "GROSS ASSET VALUE" shall mean, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, determined as provided in Paragraph 1.18(f) below;

                  (b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, determined as provided in Paragraph 1.18(f) below, as of the following times: (i) on the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (ii) on the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentage Interests; (iii) on the last day of each Fiscal Period; and (iv) on a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                  (c) The Gross Asset Value of any Company property distributed to any Member shall be the gross fair market value of such Company property, determined as provided in Paragraph 1.18(f) below;

                  (d) The Gross Asset Value of any Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Company property pursuant to Code Section 734(b) or 743(b), but only to the extent that such


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adjustments are taken into account in determining Capital Accounts pursuant to
Regulations Section 1.704-1(b)(2)(iv)(m); provided that Gross Asset Values shall not be so adjusted to the extent that the Manager determines that an adjustment pursuant to Paragraph 1.18(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 1.18(d); and

                  (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant hereto, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss, and Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) and the Members' distributive shares of depreciation, depletion, amortization, gains and net loss for tax purposes with respect to such property shall be determined to take account of the variation between the adjusted tax basis and the Gross Asset Value of such property in the same manner as under Code Section 704(c).

                  (f) Whenever the "value,""fair value" or "fair market value" of Company property is to be determined, such "value" shall be determined, and the assets and liabilities of the Company shall be valued, on the following basis:

                            (i)      Marketable securities listed on national
securities exchanges or reported in the National Market System will be valued at the last sale price on the stock exchange or market on which the security is traded on the Determination Date or, if the security is traded on more than one stock exchange or market on the Determination Date, at the last sale price on the exchange or market on which such securities are principally traded on that Date; in the absence of a sale on such Date, such securities will be valued at the average of the closing high bid and low ask prices on such exchange or market on the Determination Date.

                            (ii)     Marketable securities not so traded will be
valued at the last bid prices, reported by NASDAQ in the case of securities quoted on NASDAQ, or by the National Quotations Bureau, Inc. in the case of any other such securities.

                           (iii)     Short term money market instruments and
bank deposits will be valued at cost plus reported interest to date.

                           (iv)      All other assets and liabilities of the
Company will be valued at the fair value thereof as determined in good faith by the Manager. In addition, and notwithstanding (i) and (ii) above, valuations of portfolio securities which are restricted as to saleableness or transferability will be effected as provided in (i) and (ii), above, less a discount of from ten percent (10%) to twenty-five percent (25%) of the value thereof as determined in good faith by the Manager based on the volatility of the security involved and the nature and length of the restriction. In addition, interests in other partnerships or companies such as the Company shall be valued by such partnership or company at the


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

times and upon the terms and conditions provided in the partnership or operating agreement thereof, unless otherwise determined by the Manager.

                           (v)       If the Determination Date is not a business
day, values as of the close of business on the last business day preceding such Date may be used. All determinations of values will, except as provided above, be accomplished by the Manager, whose determination thereof shall be conclusive and binding.

         I.19 "INTEREST" shall mean any membership interest in the Company.

         I.20 "MAJORITY INTEREST" shall mean those Members who hold two-thirds of the Percentage Interests which all Members hold.

         I.21 "MANAGER" shall mean and refer to Sutro, as well as to any other person that succeeds any such person as a manager of the Company.

         I.22     Reserved.

         I.23 "MEMBER" shall mean each Person who is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with the Articles or this Agreement (including an Assignee who has become a Member in accordance with Article VII), and (a) has not ceased to be a Member for other reason, and the term includes each Manager who is a Member.

         I.24 "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company including the Member's Economic Interest, any right to vote, and the right to receive information concerning the business and affairs of the Company.

         I.25 "NONMANAGER MEMBER" shall mean any Member that is not also a Manager.

         I.26 "PERCENTAGE INTEREST" shall mean for each Member or Economic Interest Owner as of a given date, the ratio of such Member's Capital Account to the Capital Accounts of all Members as of such date.

         I.27 "PERSON" shall mean an individual, partnership, limited partnership, limited liability company, corporation, trust, estate, association or any other entity.

         I.28 "PROFITS" and "LOSSES" shall mean, for each Fiscal Year or Fiscal Period, an amount equal to the Company's taxable income or loss for such Fiscal Year or Fiscal Period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:


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                  (a)       Any income of the Company that is exempt from
Federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this Section 1.28 shall be added to such taxable income or loss;

                  (b)       Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit and Loss pursuant to this Section 1.28 shall be subtracted from such taxable income or loss;

                  (c) If the Gross Asset Value of any company asset is adjusted pursuant to Paragraphs 1.18(b) or 1.18(d), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profit and Loss;

                  (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or Fiscal Period, computed in accordance with Section 1.12; and

                  (f) Notwithstanding any other provision of this Section 1.28, any items that are specially allocated pursuant to Paragraphs 6.3A, 6.3B or 6.3D shall not be taken into account in computing Profit and Loss.

         I.29 "REGULATIONS" shall, unless the context clearly indicates otherwise, mean the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

         I.30     "REMAINING MEMBERS" shall have the meaning ascribed to it in
Article VIII.

         I.31     "SUTRO" shall mean The Sutro Group, a Nevada corporation.

         I.32 "TAX MATTERS PARTNER" (as defined in Code Section 6231) shall be The Sutro Group or its successor as designated pursuant to Section 9.6.

         I.33     "TARGETED INVESTMENT" means Fountain View, Inc., a Delaware


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corporation.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

         II.1 FORMATION. The Members have formed a Delaware limited liability company under the laws of the State of Delaware by filing the Articles with the Delaware Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         II.2 NAME. The name of the Company shall be Sutro Investment Partners V, LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager deem appropriate or advisable. The Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

         II.3 TERM. The term of this Agreement commenced on the filing of the Articles and shall continue until terminated as hereinafter provided.

         II.4     OFFICE AND AGENT.

                  A. PRINCIPAL OFFICE. The principal office of the Company shall be located at 3773 Howard Hughes Parkway, Suite 190 South, Las Vegas, Nevada, 89109, unless and until the Manager shall determine otherwise, and the Manager may determine to establish such additional offices to be located at such place or places inside or outside the State of Delaware as the Manager may designate from time to time.

                  B. REGISTERED OFFICE. The Registered Office of the Company in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The registered agent of the Company for service of process at such address is Paracorp Incorporated.

                  C. OTHER JURISDICTIONS. The Company shall file or record such documents and take such other actions under the laws of any jurisdiction outside the State of Delaware as are necessary or desirable to permit the Company to do business in any such jurisdiction as is selected by the Manager and to promote the limitation of liability for the Members in any such jurisdiction.

         II.5 PURPOSE AND BUSINESS OF THE COMPANY. The Company was formed to acquire, own, hold for investment and otherwise dispose of securities, including to invest in the Targeted Investment, and to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of such business, objectives, and purpose, but subject to the provisions of Paragraph 5.3B hereof.

                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         III.1 CAPITAL CONTRIBUTIONS OF THE MANAGER. The Manager shall be required to contribute to the capital of the Company the amount set forth for it as of the date hereof on Exhibit A, and the Manager shall be admitted as a Member in respect of any Capital Contribution which it makes.

         III.2 CAPITAL CONTRIBUTIONS OF NONMANAGER MEMBERS. Each other Member shall contribute to the capital of the Company the amount set forth for it on Exhibit A hereto.

         III.3 TIMING; OTHER CONTRIBUTIONS. The Capital Contributions called for by Sections 3.1 and 3.2 hereof shall be made pro rata by each Member so as to permit the Company to meet its obligations to the Targeted Investment on a timely basis, and the Members shall also make pro rata such additional Capital Contributions as shall enable the Company to meet such additional obligations, if any, which might arise in respect of capital contributions to the Targeted Investment. No person shall be permitted to make any Capital Contribution except as permitted pursuant to the provisions of this Agreement.

         III.4 FAILURE TO MAKE CONTRIBUTIONS. If a Member does not timely contribute capital when required, that Member shall be in default under this Agreement. In such event, the Manager shall sent the defaulting Member written notice of such default, giving him or her fourteen (14) days from the date such notice is given to contribute the entire amount of his or her required Capital Contribution (if the defaulting Member did not make a required contribution of property or services, the Company may instead require the defaulting Member to contribute cash equal to that portion of the fair market value of the contribution that has not been made). If the defaulting Member does not contribute his or her required capital to the Company within said fourteen
(14)-day period, the Manager or those non-defaulting Members who hold a Majority Interest if the defaulting Member is the Manager may elect any one or more of the following remedies:

                  (a) The non-defaulting Members may advance funds to the Company to cover those amounts which the defaulting Member fails to contribute. Amounts which a non-defaulting Member so advances on behalf of the defaulting Member shall become a loan due and owing from the defaulting Member to such non-defaulting Member and bear interest at the rate of ten percent (10%) per annum, payable monthly. All cash contributions otherwise distributable to the defaulting member under this

Agreement shall instead be paid to the non-defaulting Members making such advances until such advances and interest thereon are paid in full. In any event, any such advances shall be evidenced by a promissory note and be due and payable by the defaulting Member one (1) year from the date that such advance was made. Any amounts repaid shall first be applied to interest and thereafter to principal. Effective upon a Member becoming a defaulting Member, each member grants to the non-defaulting Members who advance funds under this Paragraph 3.4(a) a security interest in his or her Economic Interest to secure his or her obligation to repay such advances and agrees to execute and deliver a promissory note as described herein together with a security agreement and such UCC-1 financing statements and assignments of certificates of membership (or other documents of transfer) as such non-defaulting Members may reasonably request.

                  (b) The Percentage Interests shall be adjusted, in which event each member's Percentage Interest shall be a fraction, the numerator of which represents the aggregate amount of such Member's Capital Contributions and the denominator of which represents the sum of all Members' Capital Contributions.

                  (c) The defaulting Members shall have no right to receive any distributions from the Company until the non-defaulting members have first received distributions in an amount equal to the additional capital contributed by each non-defaulting Member to the Company plus a cumulative, non-compounded return thereon at the rate of ten percent (10%) per annum.

                  (d) The defaulting Member shall lose his or her voting and approval rights under the Act, the Articles and this Agreement.

                  (e) The defaulting Member shall lose his or her ability (whether as a Member or a Manager) to participate in the management and operations of the Company.

                  (f) The Company may obtain a money judgement against the defaulting Member.

         Each Member acknowledges and agrees that (i) a default by any Member in making a required Capital Contribution will result in the Company and the non-defaulting Members incurring certain costs and other damages in an amount that would be extremely difficult or impractical to ascertain and (ii) the remedies described in this Section 3.4 bear a reasonable relationship to the damages which the Members estimate may be suffered by the Company and the non-defaulting Members by reason of the failure of a defaulting Member to make any required Capital Contribution and the election of any or all of the above described remedies is not unreasonable under the circumstances existing as of the date hereof.

         The election of the Manager or non-defaulting Members, as applicable, to pursue any remedy provided in this Section 3.4 shall not be a waiver or limitation of the right to pursue an additional or different remedy available hereunder or of law or equity with respect to any subsequent default.

         III.5 NO INTEREST. No Member shall be entitled to receive any interest on his or her Capital Contributions.

                                   ARTICLE IV

                                     MEMBERS

         IV.1 LIMITATIONS ON LIABILITY OF MEMBERS. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or by reason of such Member's acts or omissions in connection with the conduct of the business of the Company.

         IV.2     LIABILITY OF MEMBERS TO THE COMPANY.

                  A. LIABILITY OF MEMBERS TO THE COMPANY. A Member is liable to the Company: (i) for the difference between his or its contribution to capital as actually made and that is stated in the Articles, this Agreement or other document executed by the Member as having been made by the Member; and
(ii) for any unpaid Capital Contribution which he or it agreed in the Articles, this Agreement or other document executed by the Member to make in the future at the time and on the conditions stated in the Articles, Agreement or other document evidencing such agreement. No Member shall be excused from an obligation to the Company to perform any promise to contribute money, property or to perform services because of death, disability, dissolution or any other reason.

                  B. MEMBER AS TRUSTEE FOR THE COMPANY. A Member holds as trustee for the Company (i) specific property stated in the Articles, Agreement or other document executed by the Member as contributed by such Member, but which was not contributed or which has been wrongfully or erroneously returned; and (ii) money or other property wrongfully paid or conveyed to such Member on account of his or its Capital Contribution.

                  C. WAIVER OF LIABILITY OF MEMBER. The liabilities of a Member as set out in this Section 4.2 can be waived or compromised only by the consent of all Members; but a waiver or compromise shall only affect the right of a creditor of the Company to the extent permitted by applicable law.

         IV.3 ADMISSION OF ADDITIONAL MEMBERS. The Manager may admit to the Company additional Members, from time to time, only as expressly provided in this

Agreement, including pursuant Article VII hereof, and the Members shall not be permitted to admit new Members, except as otherwise expressly provided in this Agreement.

         IV.4 WITHDRAWALS OR RESIGNATIONS. No Member may withdraw or resign from the Company, except as otherwise provided in this Agreement.

         IV.5 TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior approval of the Manager, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

         IV.6 REMUNERATION TO MEMBERS. Except as otherwise specifically provided in this Agreement, no Member is entitled to remuneration for acting in the Company business.

         IV.7 MEMBERS ARE NOT AGENTS.Pursuant to Section 5.1, the management of the Company is vested in the Manager. The Members shall have no power to participate in the management of the Company except as expressly authorized by this Agreement or the Articles and except as expressly required by the Act. No Member, acting solely in the capacity of a Member, is an agent of the Company nor does any Member, unless expressly and duly authorized in writing to do so by the Manager, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

         IV.8 VOTING RIGHTS. Except as expressly provided in this Agreement or the Articles, Members shall have no voting, approval or consent rights.

         IV.9     MEETINGS OF MEMBERS.

                  A. DATE, TIME AND PLACE OF MEETINGS OF MEMBERS; SECRETARY. Meetings of Members may be held at such date, time and place within or without the State of Delaware as the Manager may fix from time to time. No annual or regular meetings of Members are required. At any Members' meeting, the Manager shall appoint a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

                  B. POWER TO CALL MEETINGS. Meetings of the Members may be called by the Manager, or upon written demand of Members holding more than ten percent (10%) of the Percentage Interests, for the purpose of addressing any matters on which the Members may vote.

                  C. NOTICE OF MEETING. Written notice of a meeting of Members shall be sent or otherwise given to each Member not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at this meeting. Upon written request to the Manager by any person entitled to call a meeting of Members, the Manager shall immediately cause notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the person calling the meeting, not less than ten (10) days nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person entitled to call the meeting may give the notice.

                  D. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Members shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the Member at the address of that Member appearing on the books of the Company or given by the Member to the Company for the purpose of notice. If no such address appears on the Company's books or is given, notice shall be deemed to have been given if sent to that Member by first-class mail or telegraphic or other written communication to the Company's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                           If any notice addressed to a Member at the address of
that Member appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Member at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Member on written demand of the Member at the principal executive office of the Company for a period of one year from the date of the giving of the notice.

                           An affidavit of the mailing or other means of giving
any notice of any meeting shall be executed by the Manager giving the notice, and shall be filed and maintained in the minute book of the Company.

                  E. VALIDITY OF ACTION. Any action approved at a meeting, other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

                  F. QUORUM. The presence in person or by proxy of a Majority Interest shall constitute a quorum at a meeting of Members.

                  G. ADJOURNED MEETING; NOTICE. Any Members' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Membership Interests represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting. When any meeting of Members is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is subsequently fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Manager shall set a new record date. At any adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

                  H. WAIVER OF NOTICE OR CONSENT. The actions taken at any meeting of Members however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consents to the holding of the meeting or approves the minutes of the meeting. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                           Attendance of a person at a meeting shall constitute
a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice except as provided in Paragraph 4.10E.

                  I. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within sixty (60) days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Manager or the secretary, if any, of the Company and shall be maintained in the Company records. Any Member giving a written consent, or the Member's proxy holders, may revoke the consent by a writing received by the Manager or secretary, if any, of the Company before written consents of the number of votes required to authorize the proposed action have been filed.

                           Unless the consents of all Members entitled to vote
have been solicited in writing, (i) notice of any Member approval of an amendment to the Articles or this Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval, and (ii) prompt notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

                  J. TELEPHONIC PARTICIPATION BY MEMBER AT MEETINGS. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

                  K. RECORD DATE. In order that the Company may determine the Members of record entitled to notices of any meeting or to vote, or entitled to receive any distribution or to exercise any rights in respect of any distribution or to exercise any rights in respect of any other lawful action, the Manager, or Members representing more than ten percent (10%) of the Percentage Interests may fix, in advance, a record date, that is not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting and not more than sixty (60) days prior to any other action. If no record date is fixed:

                           (i)      The record date for determining Members
entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                           (ii)     The record date for determining Members
entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

                           (iii)    The record date for determining Members for
any other purpose shall be at the close of business on the day on which the Manager adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of the other action, whichever is later.

                           (iv)     The determination of Members of record
entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Manager or the Members who called the meeting fix a new record date for the adjourned meeting, but the Manager or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

                  L. PROXIES. Every Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Manager or secretary, if any, of the Company. A proxy shall be deemed signed if the Member's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the Member or the Member's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Company stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Company before the vote pursuant to that proxy is counted.

         IV.10 CERTIFICATE OF MEMBERSHIP INTEREST. Unless the Manager otherwise elects, a Membership Interest shall not be represented by a certificate of membership.

                                    ARTICLE V

                      MANAGEMENT AND CONTROL OF THE COMPANY

         V.1 MANAGEMENT OF THE COMPANY BY MANAGER. The business, property and affairs of the Company shall be managed exclusively by the Manager. Except for situations in which the approval of the Members is expressly required by the Articles or this Agreement, the Manager shall have full, complete and exclusive authority, power, and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. A Manager need not be a Member.

         V.2 RESIGNATION AND REMOVAL OF MANAGER. No Manager may resign as Manager at any time without the consent of a Majority Interest of the Members other than the departing Manager. A Manager may be removed at any time, with Cause (but may not be removed without Cause), by the unanimous vote of all of the Members (other than the Member who is to be removed as Manager) at a meeting called expressly for that purpose, or by the written consent of all of the Members (other than the Member who is to be removed as Manager). Removal as Manager shall not affect the Manager's rights as a Member or constitute a withdrawal of a Manager as a Member. For purpose of this Section 5.2, "Cause" shall mean fraud, gross negligence, willful misconduct, embezzlement or a breach of such Manager's obligations under this Agreement.

         V.3      POWERS OF MANAGERS.

                  A. POWERS OF MANAGERS. Without limiting the generality of Section 5.1, but subject to Paragraph 5.3B and to the express limitations set forth elsewhere in this Agreement, the Manager shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company.

                  B. LIMITATIONS ON POWER OF MANAGERS. Notwithstanding any other provisions of this Agreement, the Manager shall not have authority hereunder to cause the Company to engage in the following transactions without first obtaining the affirmative vote or written consent of all of the Members and of the Manager, except that the matters specified in (v) and (xiii) shall just require the vote of a Majority Interest and the concurrence of the Manager.

                           (i)      The sale, exchange or other disposition of
all, or substantially all, of the Company's assets occurring as part of a single transaction or plan or as part of related transactions or plans, except in the ordinary course of business or in the orderly liquidation and winding up of the business of the Company upon its duly authorized dissolution;

                           (ii)     The merger of the Company with another
limited liability company or limited partnership or corporation, general partnership or other Person;

                           (iii)    The establishment of different classes of
Members;

                           (iv)     An alteration of the primary purpose or
business of the Company as set forth in Section 2.5;

                           (v)      Transactions between the Company and the
Manager or one or more of the Manager's Affiliates, or transactions in which the Manager or one or more of the Manager's Affiliates, has a material financial interest shall require the affirmative vote or written consent of a Majority Interest (not including the Manager, if a Member);

                           (vi)     Any act which would make it impossible to
carry on the ordinary business of the Company;

                           (vii)    Borrowing, except that if it is in the
Manager's reasonable judgement desirable to do so to accomplish the purposes of the Company, the Company may borrow money from banks or other recognized financial institutions and secure payment of any such borrowing by hypothecation or pledge of Company properties or otherwise, provided that (i) any such borrowing has an original maturity of less than one (1) year and (ii) the aggregate of all indebtedness of the Company for money borrowed and outstanding at any one time does not exceed five percent (5%) of the sum of all Capital Contributions, and provided that the Manager may only cause the Company to guaranty the obligations of others if the amount guaranteed, together with any amount borrowed, does not at any time exceed the aforesaid limitation as to borrowing upon the authority of the Manager;

                           (viii)   The underwriting or participation (except as
an investor) in the marketing of securities of any other company;

                           (ix)     The buying or selling of commodities, other
than stock index futures;

                           (x)      The buying or selling of real estate;

                           (xi)     Investing the Company's assets directly in
the securities of any issuer other than the Targeted Investment;

                           (xii)    Purchasing securities issued by the Manager
or any affiliate thereof.

                           (xiii)   Engaging in any other transaction described
in this Agreement as requiring the vote, consent, or approval of the Members.

         V.4 PERFORMANCE OF DUTIES; LIABILITY OF MANAGER. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional misconduct, or a knowing violation of law by the Manager. The Manager shall perform its managerial duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The Manager who so performs the duties of Manager shall not have any liability by reason of being or having been a Manager of the Company. Notwithstanding the foregoing, it is understood and agreed that the Federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing herein shall in any way be deemed to constitute a waiver or limitation of any rights which a Member may have under any Federal securities laws

                  In performing its duties, the Manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Manager acts in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

                           (i)      One or more employees or other agents of the
Company whom the Manager reasonably believe to be reliable and competent in the matters presented; or

                           (ii)     Any attorney, independent accountant, or
other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence.

         V.5 PAYMENTS TO MANAGERS. Except as expressly provided in this Agreement, no Manager or Affiliate of a Manager is entitled to remuneration for services rendered or goods provided to the Company. The Manager shall not be entitled to any management fee or other compensation; provided, however, that the Company shall reimburse the Manager for all expenses incurred by the Manager in conducting the Company's business, and all direct disbursements made and obligations incurred on behalf of the Company, including the Company's trading, custodial, borrowing, legal, accounting, documentation, reporting and auditing expenses.

         V.6 LIMITED LIABILITY. No person who is a Manager of the Company shall be personally liable under any judgement of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager.

         V.7 MEMBERSHIP INTERESTS OF MANAGER. Except as otherwise provided in this Agreement, Membership Interests held by the Manager as a Member shall entitle the Manager to all the rights of a Member, including without limitation the economic, voting, information and inspection rights of a Member.

                                   ARTICLE VI

                ALLOCATIONS OF PROFITS AND LOSSES; DISTRIBUTIONS

         VI.1 CAPITAL ACCOUNTS. Individual Capital Accounts shall be maintained in accordance with Section 1.7.

         VI.2 ALLOCATIONS. Profits and Losses shall be allocated to the Members for each period described as follows:

                  A. PROFITS AND LOSSES. Profits and Losses for each Fiscal Period shall be allocated to the Members in proportion to their respective Percentage Interests as of the first day of such Fiscal Period.

                  B. RECAPTURE. Anything herein to the contrary notwithstanding, any recapture under applicable tax laws shall be allocated to the Members in the same proportions as the item generating the recapture shall have been allocated.

         VI.3 SPECIAL CAPITAL ACCOUNT ALLOCATIONS. Notwithstanding the allocation provisions of Section 6.2, the following special allocations shall be made in allocating Profits and Losses:

                  A. SECTION 704 ALLOCATIONS. Any special allocations necessary to comply with the requirements set forth in Section 704 of the Code and the corresponding Regulations, including the qualified income offset and minimum gain chargeback provisions contained therein, shall be made.

                  B.       TAX ALLOCATIONS.

                           (i)      Subject to clause 6.3B(ii) below, in each
Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for income tax purposes shall be allocated among the Members in such manner as to reflect equitably amounts credited to or debited against the Capital Account of each member, whether in such Fiscal Year or in prior Fiscal Years. To this end, the Company shall establish and maintain records that shall show the extent to which the Capital Account of each member shall, as of the last day of each Fiscal Year, be comprised of amounts that have not been reflected in the taxable income of such Member. To the extent deemed by the Manager to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Members who have enjoyed the related credits, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Members who have borne the burden of the related debits.

                           (ii)     Notwithstanding any of the foregoing
provisions to the contrary, if a Member withdraws capital during a Fiscal Year, allocations of taxable income and loss may, in the exclusive discretion of the Manager, be made as follows:

                                    (a)     Taxable income may be allocated
first, to each Member who shall have withdrawn all or part of such Member's Capital Account in that Fiscal Year, to the extent that such withdrawal exceeds such member's adjusted tax basis in such Member's interest in the Company immediately prior to such withdrawal. If more than one Capital Account shall have been so withdrawn in full or in part, such allocations, if made, shall be made to the extent of and in proportion to such differences;

                                    (b)     Taxable loss may first be allocated
to each member who shall have withdrawn all of such Member's Capital Account in that Fiscal Year, to the extent that such Member's adjusted tax basis in such Member's interest in the Company exceeds that Capital Account immediately prior to such withdrawal. If more than one Capital Account has been so withdrawn, such allocations of taxable loss, if made, shall be made to the extent of and in proportion to such differences; and

                                    (c)     Thereafter, taxable income and loss
shall be allocated as provided in clause 6.3B(i) above.

The Manager, in its exclusive discretion, may cause the Company to make the election to adjust the basis of the Company property under Code Section 754. In any year in which the Code Section 754 election is in effect, this clause 6.3B(ii) shall be null and void.

                           (iii)    Any elections or other decisions relating to
such allocations
shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Paragraph 6.3B are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Capital Account or share of Profits, Losses or other items of any Member, or distributions to any Member, pursuant to any provision of this Agreement.

                  C.       OTHER ALLOCATION RULES.

                           (i)      Generally, all Profits and Losses shall be
allocated among the Members as provided in Section 6.2 and this Section 6.3. If Members are admitted to the Company on different dates during any Fiscal Year, the Profits or Losses allocated among the Members for each such Fiscal Year shall be allocated in proportion to their respective Capital Accounts from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the Manager.

                           (ii)     For purposes of determining the Profits,
Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Regulations thereunder.

                           (iii)    Notwithstanding any of the foregoing
provisions to the contrary, if taxable gain to be allocated includes income resulting from the sale or disposition of Company property or property of a limited partnership or joint venture in which the Company owns an interest that is treated as ordinary income, such gain so treated as ordinary income shall be allocated to and reported by each Member in proportion to allocations to that Member of the items that gave rise to such ordinary income, and the Company shall keep records of such allocations. In the event of the subsequent admission of any new Member, any item that would constitute "unrealized receivables" under Code Section 751 and the Regulations thereunder shall not be shared by the newly admitted Members, but rather shall remain allocated to existing Members.

                  D. PROVISIONAL ALLOCATION. If any amount claimed by the Company to constitute a deductible expense in any Fiscal Year is treated by any Federal, state or local taxing authority as a payment made to a Member in such Member's capacity as a member of the Company for income tax purposes, with regard to such authority, items of income and gain of the Company for such Fiscal Year shall first be allocated to such member to the extent of such payment.

         VI.4 WITHDRAWALS FROM CAPITAL ACCOUNTS. No Member shall, except as provided in Section 6.5 below, have the right to withdraw any amount from its Capital Account without the consent of both the Manager and a Majority Interest of the Members other than the withdrawing Member.

         VI.5 DISTRIBUTIONS. From time to time, as the Manager in its sole and absolute discretion shall determine, the Manager may distribute cash or other property to the Members in proportion to their respective Capital Accounts; with it being understood, however, that the Manager shall have the absolute right to cause the Company to retain, invest and reinvest any and all cash or other assets, including the proceeds from sale or other disposition of Company investments, that no such discretionary distributions shall be required and that the Manager does not intend generally, if ever, to make such distributions (although the Manager may, but shall not be required to, make annual distributions to each Member in an amount which the Manager estimates would enable the Members to pay Federal and state taxes generated by Company allocations).

         VI.6 FORM OF DISTRIBUTION. A Member, regardless of the nature of the Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. Except as otherwise expressly provided herein, Company distributions and redemptions may be made in cash or in kind, in the discretion of the Manager, and the decision to effect distributions in kind or in cash may be made independently of the tax consequences of that decision on the Member receiving the distribution. Distributions may be made to some Members in kind, notwithstanding that others are simultaneously receiving cash.

         VI.7     RESTRICTION ON DISTRIBUTIONS.

                  A. LIMITATION. No Distribution shall be made if, after giving effect to the Distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

                  B. LIABILITY FOR RETURN. A Member who receives a distribution in violation of Paragraph 6.7A and who knew at the time of the distribution that the distribution violated Paragraph 6.7A shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of Paragraph 6.7A and who did not know at the time of the distribution that the distribution violated Paragraph 6.7A shall not be liable for the amount of the distribution. Subject to Paragraph 6.7C, this Paragraph 6.7B shall not affect any obligation or liability of a Member under this Agreement or applicable law for the amount of a distribution.

                  C. LIMITATION ON LIABILITY. A Member who receives a distribution from the Company shall have no liability for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said 3-year period and an adjudication of liability against such Member is made in the said action.

         VI.8 RETURNED DISTRIBUTIONS. The amount of any distribution returned to the Company by a Member or Economic Interest owner or paid by a Member or Economic Interest owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest owner.

         VI.9 OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS. The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Company income and loss for income tax purposes.

                                   ARTICLE VII

                      TRANSFER AND ASSIGNMENT OF INTERESTS

         VII.1 TRANSFER AND ASSIGNMENT OF INTERESTS. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or her Membership Interest (collectively, "transfer") except with the prior written consent of the Manager, which consent may be given or withheld, conditioned or delayed, as the Manager may determine in their sole and absolute discretion. Transfers in violation of this Article VII shall only be effective to the extent set forth in Section 7.7. After the consummation of any transfer of any part of a Membership Interest, the Membership Interest so transferred shall continue to be subject to the terms and provisions of this Agreement and any further transfers shall be required to comply with all the terms and provisions of this Agreement.

         VII.2 FURTHER RESTRICTIONS ON TRANSFER OF INTERESTS. In addition to other restrictions found in this Agreement, no Member shall transfer, assign, convey, sell, encumber or in any way alienate all or any part of his or her Membership Interest: (i) without compliance with all Federal and state securities law, (ii) if it would cause the Partnership to fail to qualify for the exemption from the definition of "investment company" provided by Section 3(c)(1) of the Investment Company Act of 1940, as amended, or involve the resale of Interests in increments or in a fashion which would cause the Company to lose the safe harbor which is provided by Paragraph A of Revenue Notice 88-75 from the definition of "publicly traded partnership" contained in Section 7704 of the Code (and the Company shall not list the Interests on an established securities market), or (iii) if the Membership Interest to be transferred, when added to the total of all other Membership Interests transferred in the preceding twelve
(12) consecutive months prior thereto, would cause the tax termination of the Company under Code Section 708(b)(1)(B).

         VII.3 SUBSTITUTION OF MEMBERS. An Assignee of a Membership Interest shall have the right to become a substitute Member only if (i) the requirements of Sections 7.1 and 7.2 relating to consent of the Manager and securities and tax requirements hereof are met, (ii) the Assignee executes an instrument satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement, and
(iii) the Assignee pays any reasonable expenses in connection with his or her admission as a new Member. The admission of an Assignee as a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company.

         VII.4 PERMITTED TRANSFERS. The Economic Interest of any Member may be transferred subject to compliance with Sections 7.2 and 7.3, but without the prior written consent of the Manager as required by Section 7.1, by the Member by inter vivos gift or by testamentary transfer to any spouse, parent, sibling, in-law, child or grandchild of the Member, or to a trust for the benefit of the Member or such spouse, parent, sibling, in-law, child or grandchild of the Member.

         VII.5 EFFECTIVE DATE OF PERMITTED TRANSFERS. Any permitted transfer of all or any portion of a Membership Interest or an Economic Interest shall be effective as of the date provided in Section 6.3 following the date upon which the requirements of Sections 7.1, 7.2 and 7.3 have been met. Any transferee of a Membership Interest shall take subject to the restrictions on transfer imposed by this Agreement.

         VII.6 RIGHTS OF LEGAL REPRESENTATIVES. If a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling the Member's estate or administering the Member's property, including any power the Member has under the Articles or this Agreement to give an assignee the right to become a Member. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers of that Member may be exercised by his or her legal representative or successor.

         VII.7 NO EFFECT TO TRANSFERS IN VIOLATION OF AGREEMENT. Upon any transfer of a Membership Interest in violation of this Article VII, the transferee shall have no right to vote or participate in the management of the business, property and affairs of the Company or to exercise any rights of a Member. Such transferee shall only be entitled to become an Assignee and thereafter shall only receive the share of one or more of the Company's Profits, Losses and distributions of the Company's assets to which the transferor of such Economic Interest would otherwise be entitled. Notwithstanding the immediately preceding sentences, if, in the determination of the Manager, a transfer in violation of this Article VII would cause the tax termination of the Company under Code Section 708(b)(1)(B), the transfer shall be null and void and the purported transferee shall not become either a Member or an Assignee.

                                  ARTICLE VIII

                       CONSEQUENCES OF DISSOLUTION EVENTS

         Upon the occurrence of a Dissolution Event as to the Manager, the Company shall dissolve unless the remaining Members ("Remaining Members") holding a majority of the Percentage Interests which all Remaining Members hold, consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company and to the election of a new Manager.

                                   ARTICLE IX

                    ACCOUNTING, RECORDS, REPORTING BY MEMBERS

         IX.1 BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for Federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office in all of the following:

                  (a) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Assignee;

                  (b) A current list of the full name and business or residence address of each Manager;

                  (c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

                  (d) Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                  (e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                  (f) Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

                  (g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

         IX.2     DELIVERY TO MEMBERS AND INSPECTION.

                  A. DELIVERY OF INFORMATION. Upon the request of any Member or Assignee for purposes reasonably related to the interest of that Person as a Member or Assignee, the Manager shall promptly deliver to the requesting Member or Assignee, at the expense of the Company, a copy of the information required to be maintained under Paragraphs 9.1(a), (b) and (d), and a copy of this Agreement.

                  B. INSPECTION AND COPYING. Each Member, Manager and Assignee has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member, Manager or Assignee, to:

                           (i)      inspect and copy during normal business
hours any of the Company records described in Paragraphs 9.1(a) through 9.1(g); and

                           (ii)     obtain from the Manager, promptly after
their becoming available, a copy of the Company's Federal, state, and local income tax or information returns for each Fiscal Year.

                  C. RIGHT TO REQUEST. Any request, inspection or copying by a Member or Assignee under this Section 9.2 may be made by that Person or that Person's agent or attorney.

                  D. COPIES OF AMENDMENTS. The Manager shall promptly furnish to a Member a copy of any amendment to the Articles or this Agreement executed by the Manager pursuant to a power of attorney from the Member.

         IX.3     ANNUAL STATEMENTS.

                  A.       DELIVERY OF STATEMENTS. Within one-hundred and fifty
(150) days after the end of each Fiscal Year, the Manager shall prepare, and each Member shall be furnished with, an Annual Report of the Company which shall contain the following:

                           (i)      a balance sheet as of the end of the Fiscal
Year and statements of income and expense, Members' equity, changes in financial position and cash flow for the Year then ended, all of which shall be audited by and accompanied by an audit report thereon of a certified public accountant or by the certificate of the Manager stating that such financial statements were prepared without audit from the Company's books and records;

                           (ii)     a report of the activities of the Company
during the Fiscal Year then ended; and

                           (iii)    a list of the Company's holdings and their
values.

                  B. TAX INFORMATION. The Manager shall cause to be prepared at least annually, at Company expense, information necessary for the preparation of the Members' and Assignees' Federal and state income tax returns. The Manager shall send or cause to be sent to each Member or Assignee within one hundred and twenty (120) days after the end of each taxable year such information as is necessary to complete Federal and state income tax or information returns.

         IX.4 COMPANY ACCOUNTS. The Manager shall maintain the funds and property of the Company with such Persons as the Manager may select.

         IX.5 ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Manager. The Manager may rely upon the advice of their accountants as to whether such decisions are in accordance with accounting methods followed for Federal income tax purposes.

         IX.6 TAX MATTERS FOR THE COMPANY HANDLED BY MANAGER AND TAX MATTERS PARTNER. The Manager shall from time to time cause the Company to make such tax elections as they deem to be in the best interests of the Company and the Members. The Tax Matters Partner shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner can no longer serve in that capacity or ceases to be a Member or Manager, as the case may be, the Manager may designate another to be Tax Matters Partner.

                                    ARTICLE X

                           DISSOLUTION AND WINDING UP

         X.1 DISSOLUTION. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  (a)      The entry of a decree of judicial dissolution;

                  (b) The vote of a Majority Interest (which may include the Manager) and the concurrence of the Manager; or

                  (c) The occurrence of a Dissolution Event as to the last remaining

Manager and the failure of the Remaining Members and to consent in accordance with Article VIII to continue the business of the Company within ninety (90) days after the occurrence of such event.

         X.2 CERTIFICATE OF DISSOLUTION. As soon as possible following the occurrence of any of the events specified in Section 10.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

         X.3      WINDING UP. Upon the occurrence of any event specified in
Section 10.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager who has not wrongfully dissolved the Company or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.5. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager or Members winding up the affairs of the Company shall not be entitled to any compensation for such services.

         X.4 DISTRIBUTIONS IN KIND. Any non-cash asset distributed to one or more Members shall first be valued to determine the Profit or Loss that would have resulted if such asset were sold for such value, such Profit or Loss shall then be allocated pursuant to Article VI, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the value of such interest (net of any liability secured by such asset that such Member assumes or takes subject to).

         X.5 ORDER OF PAYMENT UPON DISSOLUTION. After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety
(90) days after the date of such liquidation.

         X.6 LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely at the assets of the Company for the return of his or her positive Capital Account balance and shall have no recourse for his or her Capital Contribution and/or share of

Profits (upon dissolution or otherwise) against the Manager or any other Member.

         X.7 CERTIFICATE OF CANCELLATION. The Managers or Members who filed the Certificate of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a Certificate of Cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

                                   ARTICLE XI

                                 INDEMNIFICATION

         XI.1 INDEMNIFICATION. Provided that (i) the person to be indemnified was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the furtherance of the purpose and best interests of the Company or the Members, and (ii) the action or failure to act in which respect of which indemnification is sought does not constitute negligence, willful misconduct or violation of applicable law, the Manager and its Affiliates shall be indemnified and held harmless by the Company from and against any and all losses, liabilities, damages and expenses arising form claims, demands, investigations, actions, suits or proceedings, whether civil, criminal or administrative, in which it may be involved, as a party or otherwise, by reason of its status as a Manager or Affiliate thereof, as the case may be, or any acts or omissions by it, or the business or its or his management of the affairs of the Company, whether or not it continues to be such at the time any such loss, liability, damage or expense is paid or incurred. The rights of indemnification provided in this Article XI are in addition to any rights to which the Manager may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns and apply to the fullest extent permitted under the Act, the Employee Retirement Income Security Act of 1974, as amended, the Federal securities laws or any other applicable statute. In particular, and without limitation of the foregoing, the Manager shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys' fees actually and necessarily incurred, by the Manager in connection with the defense of any action to which the Manager may be a party, and as to which it shall be entitled to indemnification hereunder, including any derivative or similar action elating to the right of the Company to procure a judgement in its favor.

         XI.2 SUCCESSORS AND ASSIGNS; LIMITATIONS. This Article XI shall inure to the benefit of the Manager, its shareholders, partners, employees and agents, the employees and agents of the Company, including Affiliates of the Manager, and their respective heirs, executors, administrators, successors and assigns.

                                   ARTICLE XII

                              COMPETING ACTIVITIES

         The Manager need not devote all of its business time to the affairs of the Company, but shall devote only so much of its time and attention as it shall deem necessary and advisable. Each of the parties hereto acknowledges and agrees that any of the Members may engage in or possess an interest in other business ventures of any nature and description independently or with others, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom. No Member shall be accountable to the Company for any investment or business opportunity which a Member hereafter becomes aware of by reason of the affairs of the Company. The Members and each of them hereby waive any and all rights which they or any of them have now or may have in the future by reason of the doctrine of partnership or corporate opportunity in connection with the affairs of the Company. The fact that any Member, or any Affiliate of any Member, or a member of his or her family, is employed by, or is directly or indirectly interested in or connected with, any person, firm or corporation employed or engaged by the Company to render or perform a service, or from whom the Company may make any purchase, or to whom the Company may make any sale, or from or to whom the Company may obtain or make any loan or enter into any lease or other arrangement, shall not prohibit the Company from engaging in any transaction with such person, firm or corporation, or create any additional duty of legal justification by such Member or such person, firm or corporation beyond that of an unrelated party, and neither the Company nor any other Member shall have any right in or to any revenues or profits derived from such transaction by such Member, Affiliate, person, firm or corporation. Neither the Company nor any Member shall have any right in or to any such independent venture or investment or the revenues or profits derived therefrom. The above references to Members include the Manager, whether or not a Member. Anything herein to the contrary notwithstanding, however, the Manager shall not acquire securities from or sell securities to the Company without the prior consent of all of the Members.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         XIII.1 COUNSEL TO THE COMPANY. Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction ("Rules"). The Company has initially selected Buchalter, Nemer, Fields & Younger, a Professional Corporation ("Company Counsel") as legal counsel to the Company. Each Member acknowledges that Company Counsel does not represent any Nonmanager Member in the absence of a clear and explicit written agreement to such effect between the Nonmanager Member and Company Counsel, and that in the absence of any such agreement Company Counsel shall owe no duties directly to a Nonmanager Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and a Manager (or Affiliate of a Manager) that Company Counsel represents, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager (or his or her Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation. Each Member further acknowledges that: (a) Company Counsel has represented the interests of the Manager and/or its Affiliates in connection with the formation of the Company and the preparation and negotiation of this Agreement and (b) while communications with Company Counsel concerning the formation of the Company, its Members and Manager may be confidential with respect to third parties, no Member has any expectation that such communications are confidential with respect to the Manager or any of its Affiliates.

         XIII.2 COMPLETE AGREEMENT. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members and the Manager with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members and the Manager or any of them. No representation, statement, condition or warranty not contained in this Agreement or the Articles will be binding on the Members or the Manager or have any force or effect whatsoever. To the extent that any provision of the Articles conflict with any provision of this Agreement, the Articles shall control.

         XIII.3 BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

         XIII.4 PARTIES IN INTEREST. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and Manager and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         XIII.5 PRONOUNS; STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         XIII.6 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         XIII.7 INTERPRETATION. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel.

         XIII.8 REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

         XIII.9 JURISDICTION; ARBITRATION. Each Member hereby consents to the exclusive jurisdiction of the state and Federal courts sitting in the States of California or Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over him or her may be effected by service of process by registered or certified mail addressed as provided in Section 13.13 of this Agreement, and that when so made shall be as if served upon him or her personally within the States of California or Nevada. Except as otherwise provided in this Agreement, any controversy between the parties arising out of this Agreement shall be submitted to the National Association of Securities Dealers, Inc. ("NASD"), or to the New York Stock Exchange, Inc. ("NYSE") if the NASD refuses to accept jurisdiction. Any such arbitration shall take place in San Francisco, California. The costs of the arbitration, including any NASD or NYSE administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law. Each of the parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief. Judgement upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

         XIII.10 EXHIBITS. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

         XIII.11 SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

         XIII.12 ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         XIII.13 NOTICES. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member or Manager at the address specified in Exhibit A hereto. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address in substitution of the foregoing address to which such notice will be given.

         XIII.14 AMENDMENTS. This Agreement may be amended only upon the written consent thereto of the Manager and a Majority Interest of the Nonmanager Members, except that the Manager may amend this Agreement without the consent of or notice to any of the Members to (a) cure any ambiguity, correct or supplement any provision in the Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under the Agreement which will not be inconsistent with the intent of the Agreement; (b) delete or add any provision of the Agreement required to be so deleted or added by the Securities and Exchange Commission or by a state securities law administrator or similar such official, which addition or deletion is deemed by such agency or official to be for the benefit or protection of the Members; (c) reflect the withdrawal, expulsion, addition or substitution of Members; (d) reflect the proposal, promulgation or amendment of Regulations under Code Section 704, if, in the opinion of the Manager, the amendment does not have a material adverse effect on the Members;
(e) elect for the Company to be bound by any successor statute to the Act if, in the opinion of the Manager, the amendment does not have a material adverse effect on the Members; (f) conform the Agreement to changes in the Act or interpretations thereof which, in the discretion of the Manager, it believes appropriate, necessary or desirable, if, in its reasonable opinion, such amendment does not have a materially adverse effect on the Members or the Company; (g) change the name of the Company; and (h) make any change which, in the discretion of the Manager, is advisable to qualify or to continue the qualification of the Company as a limited liability company or that is necessary or advisable, in the discretion of the Manager, so that the Company will not be treated as an association taxable as a corporation for Federal income tax purposes. Any amendments made pursuant to this Section 13.14 may by its terms be made effective as of the date of this Agreement.

         XIII.15 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or
(b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         XIII.16 NO INTEREST IN COMPANY PROPERTY; WAIVER OF ACTION FOR PARTITION. No Member or Assignee has any interest in specific property of the Company. Without limiting the foregoing, each Member and Assignee irrevocably waives during the term of the Company any right that he or she may have to maintain any action for partition with respect to the property of the Company.

         XIII.17 MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         XIII.18 ATTORNEY FEES. In the event that any dispute hereunder should result in litigation, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgement. Any judgement or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgement and an award of pre-judgement interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Section: (a) attorney fees shall include, without limitation, fees incurred in the following: (1) post-judgement motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

         XIII.19 REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

         XIII.20 POWER OF ATTORNEY. Each Member does hereby constitute and appoint the Manager its true and lawful representative, in its name, place and stead, to make, execute, sign, acknowledge, deliver and file all such instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the States of California, Nevada and Delaware, or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company, including, without limitations the Certificate and amendments thereto.

         IN WITNESS WHEREOF, this Operating Agreement has been executed on the date first above written, with each person signing below as a Trustee of a trust warranting and representing that such person has the authority to sign and act alone without the signature of any other person.

                                    MANAGER

                                    THE SUTRO GROUP
                                    a Nevada corporation


                                    By:
                                       --------------------------------------
                                            John F. Luikart, President


                                    NONMANAGER MEMBERS

                                    John F. and Lorry A. Luikart Revocable Trust
                                       U/D/T dated January 23, 1997


                                    -----------------------------------------
                                    John F. Luikart, Trustee


                                    Bertelsen Family Trust
                                       U/D/T dated December 2, 1988


                                    -----------------------------------------
                                    Thomas E. Bertelsen, Jr., Trustee

                                    Tom and Nancy Juda Living Trust
                                       U/D/T dated May 3, 1995


                                    -----------------------------------------
                                    Tom Juda, Trustee


                                    Vermut-Weinberger Living Trust
                                       U/D/T dated March 22, 1993


                                    -----------------------------------------
                                    Thomas Weinberger, Trustee



                                    -----------------------------------------
                                    Donald J. Willfong


                                    Lind Family Trust
                                       U/D/T dated September 7, 1990


                                    -----------------------------------------
                                    Robert R. Lind, Trustee



                                    -----------------------------------------
                                    Mark A. Tunney



                                    -----------------------------------------
                                    Mark Rice



                                    -----------------------------------------
                                    John W. Eisele

                                    -----------------------------------------
                                    Anna Halloran



                                    -----------------------------------------
                                    Michael D. Brown



                                    -----------------------------------------
                                    Brian Kosar



                                    -----------------------------------------
                                    D. Larry Smith



                                    -----------------------------------------
                                    Douglas J. Burke



                                    -----------------------------------------
                                    Joseph A. Boystak

                                    EXHIBIT A

            CAPITAL CONTRIBUTION OF MEMBERS AND ADDRESSES OF MEMBERS
                                AND MANAGER AS OF
                            ------------------------

-------------------------------- ----------------------------------- ------------------ ----------------------

        Member's Name                         Member's                     Capital             Member's
                                               Address                  Contribution      Percentage Interest
-------------------------------- ----------------------------------- ------------------ ----------------------
John F. and Lorry A. Luikart     2545 Union                                 $   80,000                    4.0
Revocable Trust U/D/T 1/23/97    San Francisco, CA 94123
-------------------------------- ----------------------------------- ------------------ ----------------------
Bertelsen Family Trust U/D/T     P.O. Box 397                               $   80,000                    4.0
12/2/88                          Ross, CA  94957
-------------------------------- ----------------------------------- ------------------ ----------------------
Tom and Nancy Juda Living        410 S. Lucerne                             $   80,000                    4.0
Trust U/D/T 5/3/95               Los Angeles, CA 90020
-------------------------------- ----------------------------------- ------------------ ----------------------
Vermut-Weinberger Living Trust                                              $   80,000                    4.0
U/D/T 3/22/93
-------------------------------- ----------------------------------- ------------------ ----------------------
The Sutro Group                  See below                                  $1,000,000                   50.0
-------------------------------- ----------------------------------- ------------------ ----------------------
Donald J. WillFong               2711 Bella Vista                           $   80,000                    4.0
                                 Montecito, CA 93108
-------------------------------- ----------------------------------- ------------------ ----------------------
Lind Family Trust                525 Berkshire Ave.                         $   50,000                    2.5
U/D/T 9/7/90                     La Canada, CA 91011
-------------------------------- ----------------------------------- ------------------ ----------------------
Mark A. Tunney                   11150 Santa Monica Blvd., 15th             $   50,000                    2.5
                                 Floor
                                 Los Angeles, CA  90025
-------------------------------- ----------------------------------- ------------------ ----------------------
Mark Rice                        830 So. Windsor                            $   50,000                    2.5
                                 Los Angeles, CA 90005
-------------------------------- ----------------------------------- ------------------ ----------------------
John W. Eisele                   33 Bay Way                                 $   80,000                    4.0
                                 San Rafael, CA 94901
-------------------------------- ----------------------------------- ------------------ ----------------------
Anna Halloran                    1133 25th St., #12                         $   50,000                    2.5
                                 Santa Monica, CA 90403
-------------------------------- ----------------------------------- ------------------ ----------------------
Michael D. Brown                 577 Peruqua Way                            $   50,000                    2.5
                                 Los Angeles, CA 90077
-------------------------------- ----------------------------------- ------------------ ----------------------
Brian Kosar                      201 California Street                      $   50,000                    2.5
                                 San Francisco, CA 94111


-------------------------------- ----------------------------------- ------------------ ----------------------

        Member's Name                         Member's                     Capital             Member's
                                               Address                  Contribution      Percentage Interest
-------------------------------- ----------------------------------- ------------------ ----------------------
D. Larry Smith                   75 Mountain Peak Road               $          80,000                    4.0
                                 Chappaqua, NY 10514
-------------------------------- ----------------------------------- ------------------ ----------------------
Douglas J. Burke                 11150 Santa Monica                  $           50,000                    2.5
                                 Blvd., 15th Floor
                                 Los Angeles, CA 90025
-------------------------------- ----------------------------------- ------------------ ----------------------
Joseph A. Boystak                125 Ketch Mall                      $           90,000                    4.5
                                 Marina del Rey, CA 90292
-------------------------------- ----------------------------------- ------------------ ----------------------
                                                                     $       2,000,000               100.000%
                                                                     =================               ========
-------------------------------- ----------------------------------- ------------------ ----------------------




---------------------------------- ---------------------------- ----------------- ----------------------------

        Manager's Name                  Manager's Address
---------------------------------- ---------------------------------------------- ----------------------------
The Sutro Group                    3773 Howard Hughes Parkway
                                   Suite 190 South
                                   Las Vegas, NV  89109
---------------------------------- ---------------------------------------------- ----------------------------

---------------------------------- ---------------------------- ----------------- ----------------------------


                                      A-2